AGREEMENT AND PLAN OF MERGER


                            Dated as of May 24, 2007,


                                  by and among


                                 BTHC VI, INC.,


                             B-VI ACQUISITION CORP.


                                       and


                                 ATHERSYS, INC.

                     Location of Defined Terms in Agreement

Term                                                       Location in Agreement

"affiliate"                                                          ss.8.03
"Agreement"                                                          Preamble
"Assumed Options"                                                    ss.5.03(a)
"Bankruptcy Court"                                                   ss.3.02(e)
"Blank Check Preferred Shares"                                       ss.3.01(c)
"BTHC Plan"                                                          ss.3.02(e)
"business day"                                                       ss.8.03
"Certificate of Merger"                                              ss.1.03
"Certificate of Compliance"                                          ss.3.02(e)
"Class A Convertible Preferred Shares"                               ss.3.01(c)
"Class B Convertible Preferred Shares"                               ss.3.01(c)
"Class C Convertible Preferred Shares"                               ss.3.01(c)
"Class D Convertible Preferred Shares"                               ss.3.01(c)
"Class E Convertible Preferred Shares"                               ss.3.01(c)
"Class F Convertible Preferred Shares"                               ss.3.01(c)
"Class G Convertible Preferred Shares"                               ss.3.01(c)
"Closing"                                                            ss.1.02
"Closing Date"                                                       ss.1.02
"Code"                                                               ss.1.08
"Company"                                                            Preamble
"Company Benefit Plans"                                              ss.8.03
"Company Certificate"                                                ss.2.05(b)
"Company Certificate Amendments"                                     ss.3.01(c)
"Company Common Share"                                               ss.2.02(a)
"Company Disclosure Letter"                                          ss.3.01(b)
"Company Financial Statements"                                       ss.3.01(d)
"Company Representatives"                                            ss.4.02(a)
"Company Share Plans"                                                ss.3.01(c)
"Company Solicitation Statement"                                     ss.5.09
"Company Stock Options"                                              ss.3.01(c)
"Company Stockholder Approval"                                       ss.3.01(g)
"Company Subsidiary"                                                 ss.3.01(a)
"Company Superior Proposal"                                          ss.4.02(b)
"Company Takeover Proposal"                                          ss.4.02(a)
"Contract"                                                           ss.3.01(d)
"DGCL"                                                               ss.1.01
"Dissenting Shares"                                                  ss.2.07
"Effective Time"                                                     ss.1.03
"Environmental Claim"                                                ss.3.02(aa)
"Environmental Laws"                                                 ss.3.02(aa)
"Environmental Permits"                                              ss.3.02(aa)
"Equity Financing"                                                   ss.6.01(c)
"ERISA"                                                              ss.3.02(p)
"Exchange Act"                                                       ss.3.02(f)

"Exchange Agent"                                                     ss.2.05(a)
"Exchange Fund"                                                      ss.2.05(a)
"Exchange Ratio"                                                     ss.2.02(a)
"14f-1 Information Statement"                                        ss.5.08
"GAAP"                                                               ss.3.01(e)
"Governmental Entity"                                                ss.3.01(d)
"Hazardous Materials"                                                ss.3.02(aa)
"Indemnified Party"                                                  ss.5.04(c)
"Joinder Agreement"                                                  ss.5.10
"Judgment"                                                           ss.3.01(d)
"knowledge"                                                          ss.8.03
"Law"                                                                ss.3.01(d)
"Liens"                                                              ss.3.01(b)
"Losses"                                                             ss.5.04(c)
"Merger"                                                             Recitals
"Merger Consideration"                                               ss.2.02(a)
"New Parent Shares"                                                  ss.2.08
"New Parent Securities"                                              ss.2.08
"Options"                                                            ss.3.01(c)
"Outside Date"                                                       ss.7.01(b)
"Parent"                                                             Preamble
"Parent Certificate Amendments"                                      ss.2.01
"Parent Common Stock"                                                ss.8.03
"Parent Disclosure Letter"                                           ss.3.02
"Parent Representatives"                                             ss.4.03(a)
"Parent SEC Documents"                                               ss.3.02(f)
"Parent Stock Plans"                                                 ss.5.03(b)
"Parent Stockholder Approval"                                        ss.3.02(q)
"Parent Takeover Proposal"                                           ss.4.03(a)
"Private Placement Memorandum"                                       ss.3.01(d)
"Permits"                                                            ss.3.02(t)
"person"                                                             ss.8.03
"Placement Agents"                                                   ss.5.10
"Placement Agency Agreement"                                         ss.5.10
"Preferred Shares"                                                   ss.3.01(c)
"Release"                                                            ss.3.02(aa)
"SEC"                                                                ss.3.02(f)
"Securities Act"                                                     ss.2.08
"Sub"                                                                Preamble
"subsidiary"                                                         ss.8.03
"Surviving Corporation"                                              ss.1.01
"Taxes"                                                              ss.3.02(v)
"Tax Returns"                                                        ss.3.02(v)
"Transferee"                                                         ss.2.05(b)
"Treasury Shares"                                                    ss.2.02(a)
"Units"                                                              ss.6.01(c)
"Voting Preferred Shares"                                            ss.3.01(g)

ARTICLE I             THE MERGER...............................................1

         Section 1.01.         The Merger......................................1

         Section 1.02.         Closing.........................................1

         Section 1.03.         Effective Time..................................1

         Section 1.04.         Effects of the Merger...........................2

         Section 1.05.         Certificate of Incorporation and Bylaws.........2

         Section 1.06.         Directors and Officers of the Surviving
                               Corporation.....................................2

         Section 1.07.         Directors of Parent.............................2

         Section 1.08.         Tax Consequences................................2

ARTICLE II EFFECT OF THE MERGER ON THE SHARES OF THE CONSTITUENT CORPORATIONS; SURRENDER OF CERTIFICATES AND
                      PAYMENT..................................................3

         Section 2.01.         Certificate Amendments..........................3

         Section 2.02.         Merger Consideration............................3

         Section 2.03.         Rights as Shareholders; Share Transfers.........3

         Section 2.04.         Fractional Shares...............................4

         Section 2.05.         Exchange of Certificates........................4

         Section 2.06.         Anti-Dilution Adjustments.......................6

         Section 2.07.         Dissenter's Rights..............................6

         Section 2.08.         Restrictions on Transfer........................6

ARTICLE III           REPRESENTATIONS AND WARRANTIES...........................7

         Section 3.01.         Representations and Warranties of
                               the Company.....................................7

         Section 3.02.         Representations and Warranties of
                               Parent and Sub.................................10

ARTICLE IV            COVENANTS RELATING TO CONDUCT OF BUSINESS...............20

         Section 4.01.         Conduct of Business............................20

         Section 4.02.         No Solicitation by the Company.................23

         Section 4.03.         No Solicitation by Parent......................24

ARTICLE V             ADDITIONAL AGREEMENTS...................................25

         Section 5.01.         Access to Information; Confidentiality.........25

         Section 5.02.         Reasonable Best Efforts; Notification..........25

         Section 5.03.         Stock Options..................................27

         Section 5.04.         Indemnification................................28

         Section 5.05.         Fees and Expenses..............................29

         Section 5.06.         Public Announcements; Transaction Form 8-K.....29

         Section 5.07.         Tax Treatment..................................30

         Section 5.08.         Schedule 14f-1 Information Statement...........30

         Section 5.09.         Company Stockholder Approval and Consent
                               Solicitation Statement.........................30

         Section 5.10.         Equity Financing...............................31

         Section 5.11.         Parent Board Composition.......................31

ARTICLE VI            CONDITIONS PRECEDENT....................................31

         Section 6.01.         Conditions to Each Party's Obligation to
                               Effect the Merger..............................31

         Section 6.02.         Conditions to Obligations of Parent and Sub....32

         Section 6.03.         Conditions to Obligation of the Company........32

         Section 6.04.         Frustration of Closing Conditions..............33

ARTICLE VII           TERMINATION, AMENDMENT AND WAIVER.......................33

         Section 7.01.         Termination....................................33

         Section 7.02.         Effect of Termination..........................34

         Section 7.03.         Amendment......................................34

         Section 7.04.         Extension; Waiver..............................34

         Section 7.05.         Procedure for Termination, Amendment,
                               Extension or Waiver............................35

ARTICLE VIII          GENERAL PROVISIONS......................................35

         Section 8.01.         Nonsurvival of Representations and
                               Warranties.....................................35

         Section 8.02.         Notices........................................35

         Section 8.03.         Definitions....................................36

         Section 8.04.         Interpretation.................................36

         Section 8.05.         Severability...................................37

         Section 8.06.         Counterparts...................................37

         Section 8.07.         Entire Agreement; No Third-Party
                               Beneficiaries..................................37

         Section 8.08.         Governing Law..................................37

         Section 8.09.         Assignment.....................................37

         Section 8.10.         Enforcement....................................37

          AGREEMENT AND PLAN OF MERGER dated as of May 24, 2007 (this "Agreement"), by and among BTHC VI, Inc., a Delaware corporation ("Parent"), B-VI ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and ATHERSYS, INC., a Delaware corporation (the "Company").

          WHEREAS the respective Boards of Directors of Parent, the Company and Sub have approved and declared advisable the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS for Federal income tax purposes it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

          WHEREAS,   the  Company  intends  to  complete  the  Equity  Financing contemporaneously with the Closing;

          WHEREAS, Parent intends to effect the Parent Certificate Amendments and obtain stockholder approval of the BTHC VI, Inc. Long-Term Incentive Plan prior to the Closing; and

          WHEREAS   Parent,   Sub  and  the  Company   desire  to  make  certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

          SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

          SECTION 1.02 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. (New York City time) on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver (subject to applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be fulfilled at Closing, but subject to the fulfillment or waiver of such conditions), at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, unless another location is agreed to in writing by the parties hereto.

          SECTION 1.03 Effective Time. Prior to the Closing, the Company shall prepare, and on the Closing Date or as soon as practicable thereafter, the Company shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL, and Parent and the Company shall make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective on such date as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or on such later date as the parties hereto may agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

          SECTION 1.04 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises and authority of the Company and Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub will become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.05 Certificate of Incorporation and Bylaws.

          (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, except that such Certificate of Incorporation shall provide that the name of the Surviving Corporation shall be "Athersys, Inc.".

          (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

          SECTION 1.06. Directors and Officers of the Surviving Corporation. The individuals who are the directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until thereafter they cease to be directors and officers, respectively, in accordance with the DGCL and the Certificate of Incorporation and Bylaws of the Surviving Corporation.

          SECTION 1.07. Directors of Parent. Upon the Closing, the Board of Directors of Parent shall be replaced as set forth in Section 5.11.

          SECTION 1.08. Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code and Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations and for all relevant Tax purposes.

                                   ARTICLE II

EFFECT OF THE MERGER ON THE SHARES OF THE CONSTITUENT CORPORATIONS; SURRENDER OF
                            CERTIFICATES AND PAYMENT

          SECTION 2.01. Certificate Amendments. Prior to the Closing, (i) Parent shall amend its Certificate of Incorporation to (A) effect a 1-for-1.67 reverse split of the shares of Parent Common Stock outstanding as of May 24, 2007 and
(B) increase the number of authorized shares of Parent Common Stock from 40,000,000 to 100,000,000 (the "Parent Certificate Amendments") and (ii) the Company shall, by means of the Company Certificate Amendments described in
Section 3.01(c), (A) convert its outstanding convertible preferred stock into Company Common Shares and (B) increase the number of authorized Company Common Shares.

          SECTION 2.02. Merger Consideration. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub or any holder of shares of the
Company:

          (a) Each  common  share,  par value  $.01 per  share,  of the  Company
("Company Common Share") issued and outstanding immediately prior to the Effective Time (other than Company Common Shares held directly or indirectly by the Company ("Treasury Shares"), Dissenting Shares and Company Common Shares owned by Parent, Sub or any other wholly owned subsidiary of Parent) will be extinguished, cancelled and automatically converted into the right to receive
0.0358493 (the "Exchange Ratio") fully paid and nonassessable shares of Parent Common Stock ("Merger Consideration").

          (b) Each Company Common Share that, immediately prior to the Effective Time, is a Treasury Share or is owned directly by Parent, Sub or any other wholly owned subsidiary of Parent will be canceled and retired and will cease to exist, and no exchange or payment will be made therefor.

          (c) At the Effective Time, each common share, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable common share, par value $.01 per share, of the Surviving Corporation.

          SECTION 2.03. Rights as Shareholders; Share Transfers. At the Effective Time, holders of Company Common Shares will cease to be, and will have no rights as, shareholders of the Company, other than the right to receive (a) any dividend or other distribution with respect to such Company Common Shares with a record date occurring prior to the Effective Time and (b) the Merger Consideration provided under Section 2.02, provided that in the case of holders of Dissenting Shares, such shareholders shall have the rights described in
Section 2.07 in lieu of any rights to the Merger Consideration. After the Effective Time, there will be no transfers of Company Common Shares on the share transfer books of the Surviving Corporation. If, after the Effective Time, any certificates formerly representing Company Common Shares are presented to Parent, the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          SECTION 2.04. Fractional Shares. Notwithstanding any other provision in this Agreement, no fractional shares of Parent Common Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. Any fractional share interests to which a holder of Company Common Shares would otherwise be entitled under Section 2.02 shall be rounded to the nearest whole number. No cash shall be issued in lieu of any fractional shares.

SECTION   2.05. Exchange of Certificates.

          (a) Exchange Agent. Prior to the Effective Time, Parent and Company will designate a national bank, trust company or transfer agent to act as agent of Parent for purposes of, among other things, mailing and receiving transmittal letters and distributing the Merger Consideration to the Company stockholders (the "Exchange Agent"). As of the Effective Time, Parent and the Exchange Agent shall enter into an agreement which will provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Company Common Shares, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.02 in exchange for outstanding Company Common Shares.

          (b) Exchange Procedures.

                    (i) As promptly as practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate formerly representing Company Common Shares (a "Company Certificate") whose Company Common Shares were converted into the right to receive the Merger Consideration (A) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Company Certificates will pass, only upon proper delivery of the Company Certificates to the Exchange Agent and will be in such form and have such other provisions as Parent and the Company may specify consistent with this Agreement) and (B) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration.

                    (ii) After the Effective Time, and upon surrender in accordance with Section 2.05(b)(i) of a Company Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Company
          Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and certain dividends or other distributions, if any, in accordance with this Article II, and the Company Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Company Common Shares that are not registered in the transfer records of the Company, payment may be issued to a person other than the person in whose name the Company Certificate so surrendered is registered (the "Transferee") if such Company Certificate is properly endorsed or otherwise in proper form for transfer and the Transferee pays any transfer or other Taxes required by reason of such payment to a person other than the registered holder of such Company Certificate or establishes to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.05, each Company Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Company Certificate pursuant to the provisions of this Article II, and certain dividends or other distributions, if any, in accordance with Section 2.05(c).

          (c) Dividends; Other Distributions. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby, and all such dividends and other distributions will be paid by Parent to the Exchange Agent and will be included in the Exchange Fund, in each case until the surrender of such Company Certificate in accordance with this Article
II. Subject to the effect of applicable escheat or similar Laws, following surrender of any such Company Certificate in accordance herewith, there will be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

          (d) No Further Ownership Rights in Company Common Shares. All shares of Parent Common Stock issued in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.05(c)) will be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to the Company Common Shares theretofore represented by such Company Certificates, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Common Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to Parent, the Surviving Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as provided in this Article II.

          (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Company Certificates for six months after the Effective Time will be delivered to Parent, upon demand, and any holders of Company Certificates who have not theretofore complied with this
Article II may thereafter look only to Parent for payment of their claim for Merger Consideration and any dividends or distributions, if any, with respect to Parent Common Stock.

          (f) No Liability. None of Parent, the Surviving Corporation or the Exchange Agent will be liable to any person in respect of any shares of Parent Common Stock, any dividends or distributions with respect thereto, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (g) Lost Certificates. If any Company Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, as the case may be, the posting by such person of a bond in such reasonable amount as Parent or the Surviving Corporation, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Certificate, the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, in each case, due to such person pursuant to this Agreement.

          SECTION 2.06. Anti-Dilution Adjustments. Except with respect to the transactions contemplated by the Parent Certificate Amendments, should Parent change (or establish a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time by way of a split, dividend, combination, recapitalization, exchange of shares or similar transaction with respect to the outstanding Parent Common Stock having a record date preceding the Effective Time, the Exchange Ratio will be adjusted appropriately to provide to the holders of Company Common Shares the same economic effect as contemplated by this Agreement prior to such split, dividend, combination, recapitalization, exchange of shares or similar transaction.

          SECTION 2.07. Dissenter's Rights. Company Common Shares that have not been voted for adoption of this Agreement and with respect to which appraisal has been properly demanded in accordance with Section 262 of the DGCL ("Dissenting Shares") will not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such shares withdraws such demand for such appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal. If a holder of Dissenting Shares withdraws such demand for appraisal (in accordance with
Section 262(k) of the DGCL) or becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder's Dissenting Shares will cease to be a Dissenting Share and will be converted into and represent the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands for appraisal, attempted withdrawals of such demands and any other instruments received by the Company relating to stockholders' rights of appraisal. Parent shall conduct all negotiations and proceedings with respect to demand for appraisal under the DGCL and the Company will be entitled to participate in such negotiations only as and to the extent requested by Parent. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal of Dissenting Shares, compromise or offer to settle or settle any such demands or approve any withdrawal of any such demands.

          SECTION 2.08. Restrictions on Transfer. The shares of Parent Common Stock that are being issued in connection with the Merger (the "New Parent Shares"), and any shares of Parent Common Stock issuable upon exercise of options issued pursuant to Section 5.03 (collectively, with the New Parent Shares, the "New Parent Securities") are being issued pursuant to an exemption from registration provided for in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Each certificate representing any New Parent Securities shall be subject to stop transfer instructions and shall bear all legends required under all applicable securities Laws.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.01. Representations and Warranties of the Company. Except as set forth in the Company Disclosure Letter (with specific reference to the relevant sections of the representations and warranties or covenants in this Agreement or disclosure in such a way to make its relevance to the information called for by the representations and warranties or covenants reasonably apparent), which Company Disclosure Letter shall be deemed a part hereof, or as otherwise expressly contemplated by this Agreement, the Company represents and warrants to Parent and Sub as follows:

          (a) Organization, Standing and Corporate Power. Each of the Company and each of its subsidiaries (each, a "Company Subsidiary") is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. The Company has made available to Parent complete and correct copies of its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, in each case as amended to the date of this Agreement.

          (b) Company Subsidiaries. Section 3.01(b) of the letter from the Company, dated the date of this Agreement, addressed to Parent (the "Company Disclosure Letter") lists each Company Subsidiary and the ownership or interest therein of the Company. All the outstanding shares of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

          (c) Capital Structure. As of the date of this Agreement, authorized shares of the Company consist of (i) 40,000,000 Company Common Shares, (ii) 3,939,000 shares of Class A Convertible Preferred Stock, par value $.01 per share (the "Class A Convertible Preferred Shares"), (iii) 319,800 shares of Class B Convertible Preferred Stock, par value $.01 per share (the "Class B Convertible Preferred Shares"), (iv) 4,116,000 shares of Class C Convertible Preferred Stock, par value $.01 per share (the "Class C Convertible Preferred Shares"), (v) 150,000 shares of Class D Convertible Preferred Stock, par value $.01 per share (the "Class D Convertible Preferred Shares"), (vi) 18,100 shares of Class E Convertible Preferred Stock, par value $.01 per share (the "Class E
Convertible Preferred Shares"), (vii) 4,000,000 shares of Class F Convertible Preferred Stock, par value $.01 per share (the "Class F Convertible Preferred Shares"), (viii) 639,450 shares of Class G Preferred Stock, par value $.01 per share (the "Class G Convertible Preferred Shares"), and (ix) 250,000 shares of Preferred Stock, par value $.01 per share (the "Blank Check Preferred Shares"). At the close of business on May 23, 2007: (i) 8,286,550 Company Common Shares were outstanding, all of which were validly issued, fully paid and nonassessable; (ii) 2,739,000 Class A Convertible Preferred Shares were outstanding, all of which were validly issued, fully paid and nonassessable;
(iii) 319,800 Class B Convertible Preferred Shares were outstanding, all of which were validly issued, fully paid and nonassessable; (iv) 2,766,300 Class C Convertible Preferred Shares were outstanding, all of which were validly issued, fully paid and nonassessable; (v) 150,000 Class D Convertible Preferred Shares
were   outstanding,   all  of  which  were  validly   issued,   fully  paid  and
nonassessable; (vi) 12,015 Class E Convertible Preferred Shares were outstanding, all of which were validly issued, fully paid and nonassessable;
(vii) 3,541,666.337 Class F Convertible Preferred Shares were outstanding, all of which were validly issued, fully paid and nonassessable; (viii) 639,450 Class G Convertible Preferred Shares were outstanding, all of which were validly issued, fully paid and nonassessable; (ix) no Blank Check Preferred Shares were outstanding; (x) there were 1,655,129 Treasury Shares; (xi) 2,842,918 Company Common Shares were subject to issued and outstanding options to purchase Company Common Shares granted under the Company's 1995 Incentive Plan, 2000 Stock Incentive Plan and a plan approved in connection with the Company's 2003 restructuring (the "Company Share Plans," and such stock options collectively, the "Company Stock Options"); (xii) 3,897,135 Company Common Shares were reserved for issuance pursuant to the Company Share Plans; (xiii) 606,000 Company Common Shares were subject to warrants issued to the holders of Class C Convertible Preferred Shares; (xiv) shares of Company Common Shares were subject to warrants issuable to lenders related to long-term debt; (xv) shares of Company Common Shares were subject to warrants issued to investors in a bridge financing; (xvi) shares of Company Common Shares were subject to issuance upon conversion of convertible promissory notes plus accrued interest; and (xvii) shares of Company Common Shares were subject to issuance upon achievement of certain milestones related to collaborative agreements. Except as set forth above, at the close of business on May 23, 2007, no shares or other voting securities of the Company were issued, reserved for issuance or outstanding. Prior to the Closing, the Company shall amend its Certificate of Incorporation (the "Company Certificate Amendments") such that immediately prior to the Closing, (i)(A) each Class A Convertible Preferred Share, Class B Convertible Preferred Share, Class D Convertible Preferred Share and Class G Convertible Preferred Share will convert into 2.163324 Company Common Shares, (B) each Class C Convertible Preferred Share will convert into 4.322537 Company Common Shares,
(C) each Class E Convertible Preferred Share will into 12.484395 Company Common Shares and (D) each Class F Convertible Preferred Share will convert into
9.292039 Company Common Shares; (ii) the number of authorized Company Common Shares will be increased to 100,000,000; and (iii) all accrued dividends will be eliminated. Prior to the Closing, the Company will retire its Treasury Shares and cancel the warrants to purchase 606,000 Company Common Shares issued to the holders of Class C Convertible Preferred Shares. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, as of the date of this Agreement there are not any options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (collectively, "Options") to which the Company or any Company Subsidiary is a party or by which any of them is bound relating to the issued or unissued shares of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to issue, transfer, grant or sell any shares or other equity interests in, or securities convertible or exchangeable for any shares or other equity interests in, the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such Options. All Company Common Shares that are subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of the Company or any Company Subsidiary, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any person other than a Company Subsidiary.

          (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has unanimously approved this Agreement and the transactions contemplated by this Agreement, and has resolved to recommend to the Company's shareholders that they give the Company Stockholder Approval. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies). The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or acceleration of any obligation or to loss of any material rights under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or the comparable organizational documents of any Company Subsidiary, (ii) any written contract, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement (a "Contract") or Permit, applicable to the Company or any Company Subsidiary or their respective properties or assets or
(iii) subject to the governmental filings and the obtaining of the Company Stockholder Approval and other matters referred to in the following sentence, any judgment, order or decree of any Governmental Entity ("Judgment") or statute, law, ordinance, rule or regulation of any Governmental Entity ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not reasonably be expected to be materially adverse to the Company and the Company Subsidiaries, taken as a whole. No consent, approval, order or authorization of, or registration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) those that may be required solely by reason of Parent's or Sub's (as opposed to any other third party's) participation in the Merger and the other transactions contemplated by this Agreement and (iii) such other consents, approvals, orders, authorizations, registrations and filings that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and the Company Subsidiaries, taken as a whole.

          (e)  Financial  Statements;   Undisclosed  Liabilities.   The  audited
consolidated financial statements (collectively, the "Company Financial Statements") included in the Private Placement Memorandum dated April 19, 2007 (the "Private Placement Memorandum") have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a basis consistent throughout the periods indicated and fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates and during the periods indicated therein. Except for liabilities incurred in connection with the transactions contemplated by this Agreement or in the ordinary course of business since December 31, 2006, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company or the notes thereto which, individually or in the aggregate, would be reasonably expected to be materially adverse to the Company and the Company Subsidiaries, taken as a whole.

          (f) Absence of Certain Changes or Events. From December 31, 2006 to the date of this Agreement, the Company and the Company Subsidiaries, taken as a whole, have conducted their respective businesses only in the ordinary course, and during such period there has not been any event, circumstance, change or occurrence which, individually or in the aggregate, has had or would reasonably be expected to be materially adverse to the Company and the Company Subsidiaries, taken as a whole.

          (g) Voting Requirements. The affirmative vote of (i) the majority of the outstanding Company Common Shares entitled to vote thereon and the outstanding Class A Convertible Preferred Shares, Class B Convertible Preferred Shares, Class C Convertible Preferred Shares, Class D Convertible Preferred Shares, Class F Convertible Preferred Shares and Class G Preferred Shares (such preferred shares, collectively, the "Voting Preferred Shares") entitled to vote thereon voting on an as-converted basis, voting together as a class, and (ii) at least 75% of the outstanding Voting Preferred Shares entitled to vote thereon voting on an as-converted basis, voting as a class (collectively, the "Company Stockholder Approval"), are the only votes of the holders of any class or series of shares of the Company necessary to adopt and approve this Agreement and the Merger.

          (h) Brokers. Other than in connection with the Equity Financing, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (i) State Takeover Statutes. No "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal Laws in the United States (with the exception of Section 203 of the DGCL) applicable to the Company is applicable to the transactions contemplated by this Agreement. The action of the Board of Directors of the Company in approving this Agreement (and the transactions provided for herein) is sufficient to render inapplicable to this Agreement (and the transactions provided for herein) the restrictions on "business combinations" (as defined in
Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

          SECTION 3.02. Representations and Warranties of Parent and Sub. Except as set forth in the letter from Parent, dated the date of this Agreement, addressed to the Company (the "Parent Disclosure Letter") (with specific reference to the relevant sections of the representations and warranties or covenants in this Agreement or disclosure in such a way to make its relevance to the information called for by the representations and warranties or covenants reasonably apparent), which Parent Disclosure Letter shall be deemed a part hereof, or as otherwise expressly contemplated by this Agreement, Parent and Sub represent and warrant to the Company as follows:

          (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Parent has made available to the Company complete and correct copies of its Certificate of Incorporation and Bylaws, and the Certificate of Incorporation and Bylaws of Sub, in each case as amended to the date of this Agreement.

          (b) Parent Subsidiaries. Except for all of the issued and outstanding shares of capital stock of Sub, Parent does not own any capital stock or have any interest in any corporation, partnership, or other form of business organization. Parent owns all of the capital stock or other equity interests of Sub free and clear of any Liens, rights of first refusal, preemptive rights or other restrictions.

          (c) Capital Structure. At the close of business on May 23, 2007, the authorized capital stock of Parent consists of (i) 40,000,000 shares of Parent Common Stock, $0.001 par value, 500,000 shares of which are outstanding, validly issued, fully paid and nonassessable, and (ii) 10,000,000 preferred shares, $0.001 par value, none of which are outstanding. Except as set forth above, at the close of business on May 23, 2007, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. There are not any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth above, as of the date of this Agreement there are not any Options to which Parent is a party or by which it is bound relating to the issued or unissued capital stock of Parent, or obligating Parent to issue, transfer, grant or sell any shares of capital stock or other equity interests in, or securities convertible or exchangeable for any capital stock or other equity interests in, Parent or obligating Parent to issue, grant, extend or enter into any such Options. All shares of Parent Common Stock that are subject to issuance pursuant to the Merger and the Equity Financing, upon issuance pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are not any outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent, or make any material investment (in the form of a loan, capital contribution or otherwise) in any person.

          (d) As of the date of this Agreement, the authorized shares of Sub consist of 1,000 common shares, par value $.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

          (e) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Parent has unanimously approved and declared advisable this Agreement and the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, in each case by Parent or by Parent and Sub, as the case may be, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub, respectively, and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Sub, respectively, enforceable against each such party in accordance with its terms (subject to bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies). The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or acceleration of any obligation or to loss of any material rights under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under, (i) the Certificate of Incorporation and By-laws of Parent or the Certificate of Incorporation and By-laws of Sub, (ii) the First Amended Joint Plan of Reorganization Filed by the Debtors and Official Committee of Unsecured Creditors (the "BTHC Plan") and the order confirming the BTHC Plan entered by the United States Bankruptcy Court for the Northern District of Texas (the "Bankruptcy Court") in Case No. 03-33152-HDH-11, (iii) any Contract or Permit applicable to Parent or Sub or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any Judgment or Law applicable to Parent or Sub or their respective properties or assets. No consent, approval, order or authorization of, or registration or filing with, any Governmental Entity, including the Bankruptcy Court, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent or Sub, as the case may be, or the consummation by Parent or Sub, as the case may be, of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws, (ii) the certificate of compliance with reverse acquisition requirements to be filed with the Bankruptcy Court (the "Certificate of Compliance") and any related notice required by the BTHC Plan and (iii) those that may be required solely by reason of the Company's (as opposed to any other third party's) participation in the Merger and the other transactions contemplated by this Agreement.

          (f) Satisfaction of Bankruptcy Obligations. The BTHC Plan has become effective in accordance with its terms. Other than the notice following the filing of the Certificate of Compliance, all other notices required by the BTHC

Plan have been served and all other post-effective date obligations of Parent have been satisfied. The discharge and injunctions contemplated by the BTHC Plan are effective and have not been challenged. Parent has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by the Agreement, without further action by the Bankruptcy Court. Upon the completion of the transactions contemplated by this Agreement, the filing of the Certificate of Compliance and the provision of written confirmation of the completion of reverse merger within 15 days of the Effective Time to the holders of the Parent Common Stock, the Consummation of the Plan
Date (as defined in the BTHC Plan) will occur, and Parent and its assets will not be subject to the supervision of the Bankruptcy Court. Upon the completion of the transactions contemplated by this Agreement and the Consummation of the Plan (as defined in the BTHC Plan), Parent will not have any liability for any pre-petition or pre-confirmation debts or liabilities of the Debtors (as defined in the BTHC Plan) or obligations of the Trust (as defined in the BTHC Plan).

          (g) SEC Documents; Undisclosed Liabilities. Parent has timely filed all required reports, schedules, forms, statements and other documents with the United States Securities and Exchange Commission ("SEC") since July 6, 2006 (the "Parent SEC Documents"). As of its date, each Parent SEC Document complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except to the extent that such Parent SEC Document has been modified or superseded by a later filed Parent SEC Document. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Parent SEC Documents. The financial statements of Parent included in Parent's (i) annual report on Form 10-KSB for the fiscal year ended December 31, 2006 and (ii) quarterly report on Form 10-QSB for the quarterly period ended March 31, 2007, complied at the time they were filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and each fairly presented in all material respects the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities incurred in connection with the transactions contemplated by this Agreement or in the ordinary course of business since the date of the most recent balance sheet included in the Parent SEC Documents, neither Parent nor Sub has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Parent or the notes thereto. Sub is not subject to the informational reporting requirements of Section 13 of the Exchange Act.

          (h) Events Subsequent to Financial Statements. Since December 31, 2006, except as contemplated by this Agreement, there has not been:

                    (i) any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of Parent or Sub;

                    (ii) any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of Parent or any redemption, purchase or other acquisition of any such shares;

                    (iii) any subjection to any Lien on any of the assets, tangible or intangible, of Parent or Sub;

                    (iv) any incurrence of indebtedness or liabilities or assumption of obligations by Parent or Sub;

                    (v) any waiver or release by Parent or Sub of any right of any material value;

                    (vi) any change made or authorized in the Certificate of Incorporation or Bylaws of Parent, except as contemplated by this Agreement; or

                    (vii) any loan to or other transaction with any officer, director or stockholder of Parent or Sub giving rise to any claim or right of Parent or Sub against any such Person or of such Person against Parent or Sub.

          (i) Information Supplied. The records of meetings of the stockholders and Boards of Directors of Parent and Sub previously furnished to the Company are complete and correct in all material respects. The stock records of Parent and Sub and the stockholder lists of Parent and Sub previously furnished to the Company are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of Parent's and Sub's capital stock. The corporate and financial books and records of Parent and Sub delivered to the Company fully and fairly reflect the transactions to which Parent and/or Sub is a party or by which they or their properties are bound. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the 14f-1 Information Statement will, at the time the 14f-1 Information Statement is filed with the SEC or at the date the 14f-1 Information Statement is first mailed to Parent's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The 14f-1 Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the 14f-1 Information Statement.

          (j) Personal Property. Parent has good, clear and marketable title to all the tangible assets reflected in Parent's latest balance sheet as being owned by Parent or acquired after the date thereof which are, individually or in the aggregate, material to Parent's business (except tangible assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens. All equipment and other items of tangible assets of Parent (a) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and (b) are usable in the regular and ordinary course of Parent's business.

          (k) Real Property. Parent does not own any real property and the Parent is not party to any lease for real property either as a lessee or lessor.

          (l) Intellectual Property. Neither Parent nor Sub owns or uses any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. Neither Parent nor Sub has any knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Parent or Sub infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other Person; and no proceedings have been instituted, are pending or are threatened.

          (m) Insurance. Neither Parent nor Sub has any insurance policies in effect.

          (n) Contracts. Neither Parent nor Sub has any material Contracts, arrangements or commitments (whether oral or written). Neither Parent nor Sub is a party to or bound by or affected by any Contract, arrangement or commitment (whether oral or written) relating to: (i) the employment of any person; (ii) collective bargaining with, or any representation of any employees by, any labor union or association; (iii) the acquisition of services, supplies, equipment or other personal property; (iv) the purchase or sale of real property; (v) distribution, agency or construction; (vi) lease of real or personal property as lessor or lessee or sublessor or sublessee; (vii) lending or advancing of funds;
(viii) borrowing of funds or receipt of credit; (ix) incurring any obligation or liability; or (x) the sale of personal property.

          (o) Litigation. Neither Parent nor Sub is subject to any Judgment, nor is there any charge, complaint, lawsuit or investigation, whether or not by a Governmental Entity, pending or threatened against Parent or Sub. Neither Parent nor Sub is a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of Parent or Sub, and neither Parent nor Sub knows of any basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting Parent or Sub or to which Parent or Sub is a party.

          (p) Absence of Certain Changes or Events. Since December 31, 2006, Parent has conducted its business only in the ordinary course, and during such period there has not been any event, circumstance, change, occurrence or state of facts which, individually or in the aggregate, would reasonably be expected to be materially adverse to Parent.

          (q) No Benefit Plans. Other than the BTHC VI, Inc. Long-Term Incentive Plan in the form attached to Parent's Schedule 14C Information Statement filed with the SEC on May 9, 2007, to be adopted by Parent's stockholders prior to the Effective Time, there are no employee benefit, bonus, profit sharing, deferred compensation, incentive compensation, stock option and vacation plans or programs maintained for the benefit of the current or former employees or directors of Parent that are sponsored, maintained or contributed to by Parent, or with respect to which Parent has any liability, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"). None of Parent or Sub has any
(i) non-qualified deferred or incentive compensation or retirement plans or arrangements, (ii) qualified retirement plans or arrangements, (iii) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (iv) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by Parent or Sub.

          (r) Voting Requirements. The affirmative vote of the majority of the outstanding shares of Parent Common Stock entitled to vote thereon (the "Parent Stockholder Approval") of the Parent Certificate Amendments is the only vote of the holders of any class or series of shares of Parent necessary to authorize the transactions contemplated by this Agreement.

          (s) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

          (t) Taxes.

                    (i) Parent and Sub have timely filed (or has had timely filed on its behalf) or will timely file or cause to be timely filed, all Tax Returns required by applicable Law to be filed by it prior to or as of the Effective Time. All such Tax Returns are, or will be at the time of filing, true, complete and correct in all respects.

                    (ii) Parent has timely paid (or has had paid on its behalf), or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established on or before the Effective Time an adequate accrual for the payment of, all Taxes due (whether or not shown on any Tax Return) with respect to any period ending prior to or as of the Effective Time.

                    (iii) No deficiencies for any Taxes have been proposed, asserted or assessed against Parent or Sub, and no requests for waivers of the time to assess any such Taxes are pending. The Federal income Tax Returns of Parent have been examined by and settled with the United States Internal Revenue Service for all years through 2000.

                    (iv) Parent has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

                    (v) For purposes of this Agreement, the following terms shall have the following meanings:

                              (A) "Taxes" shall mean all Federal,  state,  local
                    and foreign taxes, payments due under any applicable abandoned property, escheat, or similar Laws and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

                              (B) "Tax Returns"  shall mean all Federal,  state,
                    local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to Taxes.

          (u) Compliance with Laws. Parent has not violated or failed to comply with any Law or Judgment applicable to its business or operations. Parent possesses all certificates, franchises, licenses, permits, authorizations and approvals issued or granted by Governmental Entities (collectively, "Permits") necessary to conduct its business as such business is currently conducted. All such Permits are validly held by Parent, and Parent has complied in all respects with all terms and conditions thereof; and none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Merger.

          (v) Certain Transactions. None of the affiliates, officers, directors, or employees of Parent or Sub is presently a party to any transaction with Parent or Sub (other than for services as employees, officers and directors), including any Contract, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any affiliate, officer, director or employee or any corporation, partnership, trust or other entity in which any affiliate, officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          (w) Internal Accounting Controls. Parent maintains a system of internal accounting controls sufficient, in the judgment of Parent's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii)
transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) Registration Rights. Parent has not granted or agreed to grant to any Person any rights (including "piggy back" registration rights) to have any securities of Parent registered with the SEC or any other Governmental Entity.

          (y) Listing and Maintenance Requirements. Parent has not, in the twelve months preceding the date hereof, received notice from the trading market or stock quotation system on which Parent Common Stock is listed or quoted to the effect that Parent is not in compliance with the listing or maintenance requirements of such trading market or stock quotation system. Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

          (z) Integration. Neither Parent, its affiliates, nor any person acting on its or their behalf, has, either directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the issuance of the Parent common shares in the Equity Financing to be integrated with prior offerings by Parent for purposes of the Securities Act, or any applicable stockholder approval provisions, which would impair the exemptions relied upon in the Equity Financing or Parent's ability to timely comply with its obligations hereunder. Prior to the Effective Time, neither Parent nor its affiliates will take any action or steps that would cause the offer or issuance of the Parent common shares in the Equity Financing to be integrated with other offerings which would impair the exemptions relied upon in the Equity Financing or Parent's ability to timely comply with its obligations hereunder. Prior to the Effective Time, Parent will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Parent common shares issued in connection with the Equity Financing, which would impair the exemptions relied upon in the Equity Financing or Parent's ability to timely comply with its obligations hereunder. In addition, neither Parent nor its affiliates nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of Parent common shares in the Equity Financing.

          (aa) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by Parent to arise, between Parent and the accountants and lawyers formerly or presently employed by Parent. Parent and Sub are current with respect to any fees owed to their accountants and lawyers.

          (bb) Environmental Matters.

                    (i) Parent is, and has been, in compliance with all Environmental Laws, and Parent has not received any (A) written communication that alleges that Parent is in violation of, or has liability under, any Environmental Law, (B) written request for information pursuant to any Environmental Law or (C) notice regarding any requirement that is proposed for adoption or implementation under any Environmental Law and that would be applicable to the operations of the Parent;

                    (ii) (A) Parent has obtained and is in compliance with all Permits pursuant to Environmental Law (collectively, "Environmental Permits") necessary for its operations as currently conducted, (B) all such Environmental Permits are valid and in good standing, and (C) Parent has not been advised by any Governmental Entity of any actual or potential change in the status or terms and conditions of any Environmental Permit;

                    (iii) there are no Environmental Claims pending or, to the knowledge of Parent, threatened, against Parent; and

                    (iv) there have been no Releases of any  Hazardous  Material
          that  would   reasonably   be  expected  to  form  the  basis  of  any
          Environmental Claim against Parent.

                    (v) As used in this Agreement: (A) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, investigations, proceedings or notices of violation by or from any person alleging liability of whatever kind or nature arising out of, based on or resulting from (y) the presence or Release of, or exposure to, any Hazardous Materials at any location or (z) the failure to comply with any Environmental Law; (B) "Environmental Laws" means all applicable Laws, Judgments, legally binding agreements or Environmental Permits issued, promulgated or entered into by or with any Governmental
          Entity, relating to pollution, natural resources or protection of endangered or threatened species, human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata); (C) "Hazardous Materials" means (y) any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls and (z) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law; and (D) "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

          (cc) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

          (dd) Ownership of Company Securities. Neither Parent nor Sub beneficially owns or exercises control or direction over, nor do they have any rights to acquire, any Company Common Shares or any other securities of the Company.

          (ee) Employees. None of Parent or Sub has any employees. None of Parent or Sub owes any compensation of any kind, deferred or otherwise, to any current or previous employees. None of Parent or Sub has any written or oral employment agreements with any officer or director of Parent or Sub. None of Parent or Sub is a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable or owing by Parent or Sub to any stockholder, officer, director or employee of Parent or Sub, nor are there any loans or debts payable or owing by any of such Persons to Parent or Sub or any guarantees by Parent or Sub of any loan or obligation of any nature to which any such Person is a party.

          (ff) Control; Plans and Intentions; Etc.

                    (i) Parent has been the sole stockholder and controlling party of Sub since the formation of Sub and Parent will be the sole stockholder and controlling party of Sub immediately prior to and as of the time of the Merger.

                    (ii) Following the Merger, the Surviving Corporation has no present plan or intention to issue additional shares of its stock or to take any action that would result in Parent losing control of the Surviving Corporation.

                    (iii) Parent has no present plan or intention to reacquire any of its stock to be issued in the Merger.

                    (iv) Parent has no present plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation (other than the Company pursuant to the Merger or Parent pursuant to a subsequent merger); to sell or otherwise dispose of the stock of the Surviving Corporation; or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from the Company, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation.

          (gg) Disclosure. The representations and warranties and statements of fact made by Parent and Sub in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION   4.01. Conduct of Business.


          (a) Conduct of Business by the Company. Except as set forth in Section 4.01(a) of the Company Disclosure Letter, except as otherwise contemplated by this Agreement or except as consented to in writing by Parent, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and as it is currently proposed to be conducted and in compliance in all material respects with all applicable Laws and, to the extent consistent therewith, use reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their material relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Disclosure Letter, or otherwise approved in writing by Parent (such approval not to be unreasonably withheld or delayed in the case of subsections (iv) through
(vii) and, to the extent applicable, subsection (viii)), the Company shall not, and shall not permit any Company Subsidiary to:

                    (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its shares, other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, (y) split, combine or reclassify any of its shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its shares or (z) purchase, redeem or otherwise acquire any shares of the Company or shares of any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than purchases in the ordinary course consistent with past practice and purchases pursuant to agreements entered into with respect to the Company Share Plans that are in effect as of the date of this Agreement);

                    (ii) issue, deliver, sell, grant, pledge or otherwise encumber any of its shares, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (A) as required pursuant to existing agreements with current or former employees, consultants and directors, and Company Benefit Plans (including the Company Share Plans) in effect on the date of this Agreement, (B) contributions and distributions of shares of the Company and rights related to shares of the Company by the Company and the Company Subsidiaries pursuant to Company Benefit Plans (including the Company Share Plans) in the ordinary course of business consistent with past practice, (C) the issuance of Company Common Shares and related rights upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms, and (D) the issuance of shares of the Company to directors as payment for their usual and customary meeting and retainer fees;

                    (iii) except for the Company Certificate Amendments, amend its certificate of incorporation, bylaws or other comparable charter or organizational documents, except for such amendments to its certificate of incorporation, bylaws and other comparable charter or organizational documents (x) required by Law or (y) that do not have an adverse effect on the transactions contemplated by this Agreement;

                    (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (y) any assets (other than purchases of inventory in the ordinary course of business consistent with past practice), in each case other than any such acquisitions or agreements that are not material to the Company and the Company Subsidiaries, taken as a whole;

                    (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any personal property (other than sales of inventory or disposals of obsolete assets in the ordinary course of business consistent with past practice) or real property of the Company or any Company Subsidiary other than sales, leases, licenses, mortgages or encumbrances that are not material to the Company and the Company Subsidiaries, taken as a whole;

                    (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, in excess of $50,000 in the aggregate, except for
          (1) short-term borrowings incurred in the ordinary course of business consistent with past practice and (2) refinancings of indebtedness existing as of the date of this Agreement, or (B) make any loans, advances (other than any advances to employees in the ordinary course of business consistent with past practice) or capital contributions to, or investments in, any other person, other than to any direct or indirect wholly owned Company Subsidiary; or

                    (vii) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Conduct of Business by Parent. Except as set forth in Section 4.01(b) of the Parent Disclosure Letter, except as otherwise contemplated by this Agreement or except as consented to in writing by the Company, during the period from the date of this Agreement to the Effective Time, Parent shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and as it is currently proposed to be conducted and in compliance in all material respects with all applicable Laws and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement or as set forth in Section 4.01(b) of the Parent Disclosure Letter, or otherwise approved in writing by the Company, Parent shall not:

                    (i) (A) adjust, split, combine or reclassify the Parent Common Stock, (B) make, declare or pay any dividend or distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire, any shares of Parent Common Stock or any securities or obligations convertible into or exchangeable for any shares of Parent Common Stock, (C) grant any person any right or option to acquire any shares of Parent Common Stock, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of Parent Common Stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of Parent Common Stock or such securities, or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of Parent Common Stock;

                    (ii) directly or indirectly, sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets;

                    (iii) make or propose any changes in its Certificate of Incorporation or Bylaws;

                    (iv) merge or consolidate with any other person;

                    (v) acquire assets or capital stock of any other person;

                    (vi) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other person;

                    (vii) create any subsidiaries;

                    (viii) enter into, amend or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee, or pay any amounts not otherwise due to, any officer, director, consultant or employee, except as may be required by applicable Laws;

                    (ix) enter into, adopt or amend any "employee benefit plan" as defined in Section 3(3) of ERISA;

                    (x) take any action that could give rise to severance benefits payable to any officer or director of Parent as a result of the consummation of any of the transactions contemplated by this Agreement (including in connection with any post-consummation termination of employment);

                    (xi) change any method or principle of Tax or financial accounting, except to the extent required by GAAP or applicable Law;

                    (xii) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any Contract to which Parent is a party;

                    (xiii) enter into, amend or terminate any confidentiality agreements, standstill agreements or similar arrangements or waive any provisions under any existing confidentiality agreement, standstill agreement or similar arrangements;

                    (xiv) write up, write down or write off the book value of any assets, except as required by GAAP consistently applied or as required by applicable Law;

                    (xv) incur or commit to any capital expenditures;

                    (xvi) take any action that would reasonably be likely to result in (A) any representation or warranty of Parent set forth in
          Article III becoming not true or not accurate in any material respect or (B) any condition set forth in Article VI not being satisfied;

                    (xvii) enter into or carry out any other transaction other than in the ordinary course of business;

                    (xviii) make, revoke or amend any Tax election, settle or compromise any claim or assessment with respect to Taxes, execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of any Taxes or amend any Tax Returns; or

                    (xix) agree (whether or not in writing) to take any of the foregoing actions.

          (c) Conduct of Business of Sub. During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

          (d) Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing of any change or event which, insofar as can reasonably be foreseen, would result in any condition set forth in Article VI not being satisfied.

SECTION   4.02. No Solicitation by the Company.


          (a) Other than as set forth in Section 4.02 of the Company Disclosure Letter, from and after the date of this Agreement, the Company shall not, nor shall it permit any Company Subsidiary to, nor shall it authorize or knowingly permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative (collectively, the "Company
Representatives") of, the Company or any Company Subsidiary to, (i) solicit, initiate or knowingly encourage the submission of any Company Takeover Proposal,
(ii) enter into any agreement with respect to any Company  Takeover  Proposal or
(iii) other than informing persons of the existence of this Section 4.02, provide any non-public information regarding the Company to any third party or engage in any negotiations or substantive discussions in connection with any Company Takeover Proposal; provided, however, that prior to receipt of the Company Shareholder Approval, the Company and the Company Representatives may, in response to a Company Takeover Proposal that was not solicited by the Company, provide any non-public information regarding the Company to any third party or engage in any negotiations or substantive discussions with such person regarding any Company Takeover Proposal, in each case only if the Company's Board of Directors determines in good faith, after consultation with counsel and its financial advisor, that such actions could result in a Company Superior Proposal. For purposes of this Agreement, "Company Takeover Proposal" means (i) any inquiry, proposal or offer for a merger, consolidation, business combination or other similar transaction involving the Company, (ii) any inquiry, proposal or offer to acquire in any manner, directly or indirectly, more than 25% of the outstanding Company Common Shares or (iii) any inquiry, proposal or offer to acquire in any manner, directly or indirectly, assets of the Company or the Company Subsidiaries representing more than 25% of the consolidated assets of the Company, in each case other than the transactions contemplated by this Agreement. The Company shall, and shall cause each Company Subsidiary to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company, any Company Subsidiary or any Company Representative, with any parties conducted heretofore with respect to any of the foregoing.

          (b) At any time after the date hereof and prior to receipt of the Company Shareholder Approval, (x) in response to a Company Takeover Proposal which was not solicited by the Company, the Board of Directors of the Company may terminate this Agreement pursuant to Section 7.01(d) and cause the Company to enter into an agreement with respect to any Company Superior Proposal, and
(y) the Board of Directors of the Company may withdraw or modify in a manner adverse to Parent its recommendation to the Company's shareholders that they give the Company Shareholder Approval, but only if and to the extent that the Company's Board of Directors determines in good faith, after consultation with counsel and its financial advisor, that failing to take any such action could result in a breach of the fiduciary duties of the Company's Board of Directors. The term "Company Superior Proposal" means a Company Takeover Proposal that the Company's Board of Directors determines in good faith, after consultation with counsel and its financial advisor and taking into account all legal, financial and regulatory and other aspects of the Company Takeover Proposal, the person making the Company Takeover Proposal and all relevant material terms of such Company Takeover Proposal and this Agreement (including any changes to this Agreement proposed by Parent in response to a Company Takeover Proposal), is more favorable to the shareholders of the Company than the Merger and the other transactions contemplated by this Agreement and for which financing, to the extent required, is then committed or may reasonably be expected to be committed.

SECTION   4.03. No Solicitation by Parent.


          (a) From and after the date of this Agreement, Parent shall not, nor shall it authorize or knowingly permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative (collectively, the "Parent Representatives") of, Parent to, (i) solicit, initiate or knowingly encourage the submission of any Parent Takeover Proposal,
(ii) enter into any agreement  with respect to any Parent  Takeover  Proposal or
(iii) other than informing persons of the existence of this Section 4.02, provide any non-public information regarding Parent to any third party or engage in any negotiations or substantive discussions in connection with any Parent Takeover Proposal. For purposes of this Agreement, "Parent Takeover Proposal" means (i) any inquiry, proposal or offer for a merger, consolidation, business combination or other similar transaction involving Parent, (ii) any inquiry, proposal or offer to acquire in any manner, directly or indirectly, more than 25% of the outstanding shares of Parent Common Stock or (iii) any inquiry, proposal or offer to acquire in any manner, directly or indirectly, assets of Parent representing more than 25% of the assets of the Parent, in each case other than the transactions contemplated by this Agreement. Parent shall immediately cease and cause to be terminated any existing activities, discussions or negotiations by Parent or any Parent Representative, with any parties conducted heretofore with respect to any of the foregoing.

          (b) Parent promptly shall advise the Company orally and in writing of the receipt of any Parent Takeover Proposal and of the material terms of any such Parent Takeover Proposal and of any changes thereto. Parent promptly shall advise the Company orally and in writing of the commencement of any discussions with any third party or its representatives regarding a Parent Takeover Proposal by such third party.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

          SECTION 5.01. Access to Information; Confidentiality. Each party shall, upon reasonable notice, afford to the other party and to the officers, directors, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective books, records, properties and other assets. Each party shall be entitled to make extracts and copies of such books and records. Each party shall, with the prior consent of the other (which consent shall not be unreasonably withheld or delayed), be permitted to contact and communicate with the other party's customers, employees, distributors and suppliers. All reviews conducted pursuant to this Section 5.01 shall be conducted in such manner as shall not interfere unduly with the operations of the parties' respective businesses, and information disclosed in connection therewith shall be held in confidence.

SECTION   5.02. Reasonable Best Efforts; Notification.


          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Each party will consult with counsel for the other parties as to, and will permit such counsel to participate in, any litigation referred to in clause (iii) above. In connection with and without limiting the foregoing, Parent, the Company and their respective Boards of Directors shall (x) take all action necessary so that no takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement and (y) if any takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. Notwithstanding any provision to the contrary in this Section 5.02, the Company and the Company Representatives shall not be prohibited under this Section 5.02 from taking any action permitted by Section 4.02.

          (b) Each of Parent and the Company will (x) promptly notify the other party of any written communication to that party from any Governmental Entity located in the United States and, to the extent practicable, outside of the United States, in each case, with respect to this Agreement and the Merger, and, subject to applicable Law, permit the other party to review in advance any proposed written communication to any such Governmental Entity and incorporate the other party's reasonable comments, (y) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend or participate and (z) furnish the other party with copies of all correspondence, filings and written communications between them and their affiliates and their respective representatives on one hand, and any such Governmental Entity or its respective staff on the other hand, with respect to this Agreement and the Merger. If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable competition, merger control, antitrust or similar Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity that would make the Merger or the other transactions contemplated by this Agreement illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company shall cooperate in all respects with the other and use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement.

          (c) The Company shall give prompt notice to Parent, and Parent and Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it or contained in this Agreement becoming untrue in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

SECTION   5.03. Stock Options.


          (a) Assumption of Company Stock Options. At the Effective Time, (i) each outstanding Company Stock Option set forth in Section 5.03 of the Company Disclosure Letter (the "Assumed Options"), whether vested or unvested immediately prior to the Effective Time, to purchase Company Common Shares, and
(ii) the Company Share Plans and all agreements relating to the Assumed Options shall be assumed by Parent. Each Assumed Option shall continue to have, and be subject to, substantially the same terms and conditions as were applicable under the Company Share Plans and the documents governing the Company Stock Options immediately before the Effective Time, except that (x) each Assumed Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Shares that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Parent Common Stock) and (y) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Assumed Option will be equal to the quotient determined by dividing the per share exercise price of the Company Stock Option by the Exchange Ratio (rounded up to the nearest whole cent). The date of grant of each Assumed Option will be the date on which the corresponding Company Stock Option was granted. Notwithstanding the foregoing, with respect to each Company Stock Option that is an incentive stock option (within the meaning of Section 422(b) of the Code), no adjustment will be made that would be a modification (within the meaning of Section 424(h) of the Code) to such option.

          (b) Stock Plans. The Company and Parent agree that the Company Share Plans and all relevant stock plans of Parent ("Parent Stock Plans") will be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including conversion of Company Common Shares held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock on a basis consistent with the transactions contemplated by this Agreement. The Company and Parent agree to submit the amendments to the Parent Stock Plans or the Company Share Plans to their respective stockholders if such submission is determined to be necessary by counsel to the Company or Parent after consultation with one another; provided, however, that such approval will not be a condition to the consummation of the Merger.

          (c) Reservation of Shares. Parent will (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the benefit plans, programs and arrangements referred to in this Section 5.03 and (ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock, pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder at the Effective Time or thereafter granted or awarded.

          (d) Notices. As soon as practicable after the Effective Time, Parent will deliver to the holders of the Assumed Options appropriate notices setting forth such holders' rights pursuant to the Company Share Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and the related agreements will be assumed by Parent and will continue in effect on the same terms and conditions (subject to the adjustment required by this Section 5.03 after giving effect to the Merger). As soon as practicable after the Effective Time and no later than 15 days thereafter, Parent will file the Certificate of Compliance with the Bankruptcy Court and provide written confirmation of the completion of reverse merger to the holders of the Parent Common Stock.

SECTION   5.04. Indemnification.


          (a) Parent shall, and shall cause the Surviving Corporation to, jointly and severally, honor all the Company's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors and officers of the Company for acts or omissions by such directors and officers occurring prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of such Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

          (b) For a period of six years commencing immediately after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company with respect to claims arising from or related to facts or events which occurred at or before the Effective Time.

          (c) From and after the Effective Time, to the fullest extent permitted by Law, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless the present and former officers and directors of the Company and the Company Subsidiaries (each an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement (in the case of settlements, with the approval of the indemnifying party (which approval shall not be unreasonably withheld)) (collectively, "Losses"), as incurred (payable monthly within 5 business days after the written request by the Indemnified Party, which request shall include reasonable evidence of the Losses set forth therein) to the extent arising from, relating to, or otherwise in respect of, any actual or threatened action, suit, proceeding or investigation, in respect of actions or omissions occurring at or prior to the Effective Time in connection with such Indemnified Party's duties as an officer or director of the Company or any Company Subsidiary, including in respect of this Agreement, the Merger and the other transactions contemplated by this Agreement; provided, however, that an Indemnified Party shall not be entitled to indemnification under this Section 5.04(c) for Losses arising out of actions or omissions by the Indemnified Party constituting criminal conduct.

          (d) The provisions of this Section 5.04 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          (e) If the Surviving  Corporation  or any of its successors or assigns
(i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary proper provisions will be made so that the successors or assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this
Section 5.04.

          (f) In the event any action, suit, proceeding or investigation is asserted or made, any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the DGCL, the applicable organizational documents of the Company or the Company Subsidiaries or any indemnification agreements or arrangements of the Company or the Company Subsidiaries, as the case may be, shall be made by independent legal counsel selected by Parent and reasonably acceptable to such Indemnified Party; provided, however, that nothing in this Section 5.04 shall impair any rights of any current or former director or officer of the Company or any Company Subsidiary, including pursuant to the respective certificates of incorporation of the Surviving Corporation or the Company, or their respective subsidiaries, under the DGCL or otherwise.

          (g) Each of Parent, the Surviving Corporation and the Indemnified Parties shall cooperate, and cause their respective affiliates to cooperate, in the defense of any action, suit, proceeding or investigation and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

          (h) The obligations of Parent and the Surviving Corporation under this
Section 5.04 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.04 applies without the consent of the affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.04 applies shall be third party beneficiaries of this Section 5.04).

          SECTION 5.05. Fees and Expenses. All fees and expenses, including any fees payable to any broker, investment banker, counsel or financial advisor, incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          SECTION 5.06. Public Announcements; Transaction Form 8-K. Other than with respect to any action taken pursuant to Section 4.02(b), Parent and Sub, on the one hand, and the Company on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements (other than routine employee communications) with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law. At least two business days prior to the Closing, the parties hereto shall prepare a Form 8-K announcing the Closing, which shall include all information required by such form, including all pro forma financial information and information required in connection with Parent ceasing to be a shell company as a result of the transactions contemplated by this Agreement. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

          SECTION 5.07. Tax Treatment. Each of Parent, Sub and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code, including forbearing from taking any action that would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code.

          SECTION 5.08. Schedule 14f-1 Information Statement. Parent shall prepare the information statement required by Rule 14f-1 under the Exchange Act (the "14f-1 Information Statement") in connection with the change of control to be effected by the appointment of new directors and officers of Parent at the Closing and, at least ten days prior to Closing, Parent shall file the 14f-1 Information Statement with the SEC and mail the same to each of Parent's stockholders. Parent shall provide the Company and its counsel a reasonable opportunity to review and comment on the 14f-1 Information Statement prior to any such filing and mailing. As promptly as practicable following the date of this Agreement, the Company shall use its reasonable best efforts to cause each of the individuals identified in Section 5.11 to provide all information reasonably requested by Parent in order to prepare the 14f-1 Information Statement.

          SECTION 5.09. Company  Stockholder  Approval and Consent  Solicitation
Statement. The Company shall, as promptly as practicable, duly submit this Agreement and the transactions contemplated by this Agreement to the Company stockholders for approval and adoption. In connection with the Merger, this Agreement and the transactions contemplated hereby, the Board of Directors of the Company shall (i) recommend to the Company stockholders that they consent to, and use all commercially reasonable efforts to obtain the Company Stockholder Approval, and (ii) otherwise comply with all requirements of applicable law and the Company's Certificate of Incorporation and Bylaws in connection with obtaining the Company Stockholder Approval. As promptly as practicable following the date of this Agreement, the Company shall prepare an information statement relating to the Merger and the transactions contemplated by this Agreement (the "Company Solicitation Statement"). As promptly as practicable following the date of this Agreement, the Company shall, in accordance with its certificate of incorporation, bylaws and applicable Law, solicit the written consents of stockholders of the Company for the adoption of this Agreement and cause a copy of the Company Solicitation Statement to be delivered to the address on record for each stockholder of the Company who is entitled to vote upon adoption of this Agreement. The Company Solicitation

Statement shall include a statement to the effect that the board of directors of the Company unanimously recommends that the Company stockholders execute written consents approving the Merger and adopting and approving this Agreement.

          SECTION 5.10. Equity Financing. Parent agrees to reasonably cooperate with the Company in connection with the Equity Financing, including, without limitation, (a) executing and delivering a joinder agreement (the "Joinder Agreement") to the Placement Agency Agreement, dated as of April 19, 2007, by and among the placement agents for the Equity Financing (collectively, the "Placement Agents") and the Company (the "Placement Agency Agreement"), pursuant to which, inter alia, Parent shall become a party to the Placement Agency Agreement, (b) executing the Securities Purchase Agreement to be entered into by and among the Company, Parent and the investors purchasing equity securities of Parent in the Equity Financing, and (c) causing its outside counsel to issue customary legal opinions in connection with the Equity Financing.

          SECTION 5.11.  Parent Board  Composition.  Subject to compliance  with
Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, Parent shall cause to be delivered at the Closing, written resignations, effective as of the Closing, of all officers and directors of Parent in office immediately prior to the Closing, and board resolutions electing the following individuals effective as of the Closing to the positions with Parent listed opposite their names below:

Gil Van Bokkelen                   Chief Executive Officer and Chairman
                                     of the Board
William (BJ) Lehmann Jr.           President and Chief Operating Officer
John J. Harrington                 Chief Scientific Officer and Executive VP
                                     and Director
Kurt R. Brunden                    Senior VP - Biopharmaceuticals
Robert J. Deans                    Senior VP - Regenerative Medicine
Laura K. Campbell                  VP - Finance
George M. Milne                    Director
William C. Mulligan                Director
Jordan S. Davis                    Director
Floyd D. Loop                      Director

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

          SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (c) Equity Financing. Signed subscriptions shall have been received to purchase no fewer than 8,000,000 units (the "Units") with a purchase price of $5.00 per Unit, each Unit consisting of one share of Parent Common Stock and a five-year warrant to buy 0.25 shares of Parent Common Stock at an exercise price of $6.00 per share, in a private placement offering exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder and otherwise pursuant to the terms outlined in the Private Placement Memorandum dated April 19, 2007 ("Equity Financing"), which subscriptions shall represent gross proceeds of not less than $40,000,000, with such gross proceeds having been fully funded into an escrow account established for the Equity Financing.

          SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date). Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date). The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement or the BTHC Plan at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (c) Amendments to Parent's Certificate of Incorporation. The Parent Certificate Amendments shall have been effected.

          (d) Completion of Due Diligence. The Company shall have completed its due diligence review of Parent to the Company's sole satisfaction.

          (e) Legal Opinion. Parent shall have delivered to the Company and the Placement Agents, as addressees, and certain of its significant shareholders a legal opinion in the form requested by the Company and customary for transactions similar to those contemplated by this Agreement.

          (f) Resolutions. Parent shall have delivered to the Company resolutions duly adopted by the Board of Directors of each of Parent and Sub authorizing and approving the Merger and the execution, delivery and performance of this Agreement.

          (g) Good Standing Certificates. Parent shall have delivered to the Company a good standing certificate for each of Parent and Sub from the Secretary of State of the State of Delaware, dated not earlier than three days prior to the Closing.

          SECTION 6.04. Frustration of Closing Conditions. None of Parent, Sub or the Company may rely on the failure of any condition set forth in Sections 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to comply with its obligations to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.02.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:

          (a) by mutual written consent of Parent, Sub and the Company;

          (b) by either Parent or the Company:

                    (i) if the Merger shall not have been consummated on or before June 30, 2007 (the "Outside Date"), unless the failure to consummate the Merger is the result of a willful, material breach of this Agreement by the party seeking to terminate this Agreement;

                    (ii) if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

                    (iii) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) (in the case of Parent) or
          Section  6.03(a)  or  6.03(b)  (in  the  case  of  the  Company),   as
          applicable, and (B) cannot be or has not been cured within 10 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition as described in clause (A) above);

          (c) by either (i) Parent in the event that any condition to its obligation to effect the Merger set forth in Section 6.01 or 6.02 is not capable of being satisfied prior to the Outside Date, or (ii) the Company in the event that any condition to its obligation to effect the Merger set forth in Section
6.01 or 6.03 is not capable of being satisfied prior to the Outside Date;

          (d) by the Company, if the Board of Directors of the Company shall have approved, and the Company shall concurrently with such termination enter into, a definitive agreement providing for the implementation of the transactions contemplated by a Company Superior Proposal; or

          (e) by the Company, if the Company's due diligence examination of Parent reveals information that varies materially or adversely from the understandings upon which the Company agreed to proceed with the transactions contemplated by this Agreement, as determined by the Company in its reasonable discretion.

          SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no further effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of the fourth sentence of Section 5.01, Section 5.05, this
Section 7.02 and Article VIII, which provisions shall survive such termination; provided, however, that nothing herein will relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval and the Parent Stockholder Approval; provided, however, that after such approval, there shall be made no amendment that by Law requires further approval by the shareholders of the Company or Parent, as applicable, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 7.03, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to

Section 7.04 shall, in order to be effective, require, in the case of Parent, Sub or the Company, action by its Board of Directors.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including by facsimile) and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Parent or Sub, to

                           BTHC VI, INC.
                           Telecopy No:  (972) 985-4014
                           Attention:    Timothy P. Halter

(b) if to the Company, to

                           ATHERSYS, INC.
                           Telecopy No:     (216) 432-2461
                           Attention:       President

SECTION   8.03. Definitions. For purposes of this Agreement:


          An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          A "business day" means any day, other than a Saturday or Sunday, on which commercial banks are not required or authorized to close in the City of New York.

          "Company Benefit Plans" means employee benefit, bonus, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option and vacation plans or programs maintained for the benefit of the current or former employees or directors of the Company or any Company Subsidiary that are sponsored, maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary has any liability, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA.

          "knowledge" of a party shall mean the actual knowledge of its executive officers, after reasonable inquiry.

          "Parent Common Stock" means shares of common stock, par value $0.001 per share, of Parent.

          A "person" means an individual, corporation, partnership, company, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "will" shall be construed to have the same meaning and effect as the word "shall." All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. The parties hereto have participated jointly in the negotiating and drafting of this Agreement and, in the event an ambiguity or question of intent arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

          SECTION 8.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 8.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Sections 5.03 and 5.04, are not intended to confer upon any person other than the parties hereto any rights or remedies.

          SECTION 8.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 8.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Parent shall cause Sub to perform its obligations hereunder.

          SECTION 8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not initiate any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                BTHC VI, INC.

                                                by  /s/ Timothy P. Halter
                                                    ----------------------------
                                                    Name:  Timothy P. Halter
                                                    Title:  President


                                                B-VI ACQUISITION CORP.

                                                by /s/ Timothy P. Halter
                                                    ----------------------------
                                                    Name:  Timothy P. Halter
                                                    Title:  President


                                                ATHERSYS, INC.

                                                by /s/ Gil Van Bokkelen
                                                    ----------------------------
                                                    Name: Gil Van Bokkelen
                                                    Title: CEO